UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

FORTY SEVEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38554	47-4065674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1490 O’Brien Drive, Suite A Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 352-4150

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

Sublease

On April 24, 2019, Menlo Prepi I, LLC and TPI Investors 9, LLC, together the Master Lessor, Forty Seven, Inc. and Teneobio, Inc., the Sublessor, entered into a Sublease and Consent to Sublease, or the Sublease, pursuant to which we will lease an additional approximately 6,230 rentable square feet located at 1490 O’Brien Drive, Menlo Park, California 94025, our current headquarters. The term will commence on the last to occur of (a) April 1, 2019, (b) receipt of Master Lessor’s consent and (c) the date the Sublessor vacates and delivers the subleased premises to us with all of its permits for hazardous materials closed. The term of the Sublease will end on February 28, 2021. The monthly base rent for the additional space for the first year will be $33,953.50 per month and will increase annually by 3% over the prior twelve-month period’s base rent.

The foregoing summary of the Sublease does not purport to be complete and is qualified in its entirety by reference to the full text of the Sublease, a full copy of which is filed as exhibit to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference here.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Sublease and Consent to Sublease, dated April 24, 2019 by and among Forty Seven, Inc. Menlo Prepi I, LLC, TPI Investors 9, LLC and Teneobio, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2019	Forty Seven, Inc.

	By:	/s/ Mark A. McCamish, M.D.
Mark A. McCamish, M.D.
President and Chief Executive Officer